At Qorvo®	At the Financial Relations Board
Doug DeLieto	Joe Calabrese
VP, Investor Relations	Vice President
336-678-7088	212-827-3772
FOR IMMEDIATE RELEASE
June 15, 2018
QORVO ANNOUNCES CASH TENDER OFFERS FOR SENIOR NOTES

GREENSBORO, NC — June 15, 2018 — Qorvo® (Nasdaq: QRVO), a leading provider of innovative RF solutions that connect the world, today announced that it has commenced cash tender offers (the “Tender Offers”) for any and all of its 6.75% Senior Notes due 2023 (the “2023 Notes”) and up to $150,000,000 of its 7.00% Senior Notes due 2025 (the “2025 Notes” and collectively with the 2023 Notes, the “Notes”). Information related to the Notes and the Tender Offers is listed in the table below.

Title of Notes	CUSIP Number	Aggregate Principal Amount Outstanding	Tender Cap	Tender Offer Consideration(1)	Early Tender Premium(1)	Total Consideration(1)(2)
6.75% Senior Notes due 2023	74736KAB7	$ 444,464,000	N/A	$ 1,037.50	$ 30.00	$ 1,067.50
7.00% Senior Notes due 2025*	74736KAD3	$ 548,500,000	$150,000,000	$ 1,066.25	$ 30.00	$ 1,096.25
	74736KAC5
	U7471QAB0

*	The 2025 Notes do not have a related Consent Solicitation.
(1)	Per $1,000 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase by the Company.
(2)	Includes the Early Tender Premium (as defined below) for Notes validly tendered prior to the Early Tender Date (as defined below) (and not validly withdrawn) and accepted for purchase by the Company.

In conjunction with the Tender Offer for the 2023 Notes, the Company has also commenced a solicitation (a “Consent Solicitation”) of consents (each a “Consent”) from holders of the 2023 Notes to amend certain provisions (the “Proposed Amendments”) of the indenture, dated as of November 19, 2015 (the “Indenture”), between the Company, the guarantors party thereto and MUFG Union Bank, N.A., as trustee. The Proposed Amendments would amend the Indenture with respect to the 2023 Notes to, among other things, eliminate substantially all of the restrictive covenants and certain events of default under the Indenture and modify certain notice requirements for redemption of the 2023 Notes issued under the Indenture.

Holders may not tender 2023 Notes without delivering their Consent pursuant to the related Consent Solicitation and may not deliver a Consent without tendering their 2023 Notes pursuant to the Tender Offer.

The terms and conditions of the Tender Offers are described in an Offer to Purchase and Consent Solicitation Statement, dated June 15, 2018 (the “Offer to Purchase and Consent Solicitation”), and the accompanying Letter of Transmittal and Consent.

The Tender Offers and the Consent Solicitation will expire at midnight, New York City time, at the end of the day on July 13, 2018, unless extended or earlier terminated by the Company (such date and time, as it may be extended, the “Expiration Date”). No tenders of Notes or deliveries of related Consents submitted after the Expiration Date will be valid.

Subject to the terms and conditions of the Tender Offers and the Consent Solicitation, the consideration for each $1,000 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase by the Company pursuant to the Tender Offers will be the tender offer consideration for such series of Notes set forth in the table above (with respect to each series of Notes, the “Tender Offer Consideration”). Holders of Notes that are validly tendered (with Consents that have been validly delivered, if applicable) and not validly withdrawn (or Consents revoked) at or prior to 5:00 p.m., New York City time, on June 28, 2018 (such date and time, as it may be extended, the “Early Tender Date”) and accepted for purchase by the Company pursuant to the Tender Offers will receive the applicable Tender Offer Consideration for such series, plus the applicable early tender premium for such series of Notes set forth in the table above (with respect to each series of Notes, the “Early Tender Premium” and, together with the applicable Tender Offer Consideration, the “Total Consideration”), subject to the terms and conditions of the Tender Offers and the Consent Solicitation. Holders of Notes validly tendering their Notes (and validly delivering their Consents, if applicable) after the Early Tender Date will not be eligible to receive the Early Tender Premium. In addition to the Total Consideration or Tender Offer Consideration, as applicable, all Notes validly tendered and accepted for purchase by the Company will receive accrued and unpaid interest on such Notes from the last interest payment date with respect to those Notes to, but not including, the applicable Settlement Date (as defined below).

The aggregate principal amount of the 2025 Notes that may be purchased pursuant to the Tender Offers will not exceed $150,000,000, subject to increase or decrease by the Company in its sole discretion (“2025 Tender Cap”). The Company reserves the right, but is under no obligation, to increase or decrease the 2025 Tender Cap at any time, in each case without extending the Early Tender Date or the Withdrawal Deadline (as defined below) for any Tender Offer or otherwise reinstating withdrawal or revocation rights of holders, subject to applicable law, which could result in the Company purchasing a greater or lesser amount of Notes in the Tender Offers. Acceptance for tenders of 2025 Notes may be subject to proration if the aggregate principal amount of 2025 Notes validly tendered and not validly withdrawn would exceed the 2025 Tender Cap. If the aggregate principal amount of 2025 Notes validly tendered at or before the Early Tender Date exceeds the 2025 Tender Cap, the Company will not accept for purchase any 2025 Notes tendered after the Early Tender Date, unless the 2025 Tender Cap is increased.
The Company reserves the right, but is under no obligation, at any point following the Early Tender Date and before the Expiration Date, subject to the satisfaction or waiver of the conditions to the Tender Offers and the Consent Solicitation, to accept for purchase any Notes validly tendered (with Consents that have been validly delivered, if applicable) and not validly withdrawn (or Consents revoked) at or prior to the Early Tender Date (the settlement date of such purchase being the “Early Settlement Date”), subject to the 2025 Tender Cap and proration. The Early Settlement Date is currently expected to occur on or about June 29, 2018, the first business day after the Early Tender Date, subject to all conditions to the Tender Offers and the Consent Solicitation having been either satisfied or waived by the Company. On such Early Settlement Date, the Company will accept Notes validly tendered (with Consents that have been validly delivered, if applicable) and not validly withdrawn (or Consents revoked) at or prior to the Early Tender Date, subject to the 2025 Tender Cap and proration. The Company will purchase any remaining Notes that have been validly tendered (with Consents that have been validly delivered, if applicable) and not validly withdrawn (or Consents revoked) at or prior to the Expiration Date and that the Company chooses to accept for purchase, subject to all conditions to the Tender Offers and the Consent Solicitation having been either satisfied or waived by the Company, promptly following the Expiration Date (the settlement date of such purchase being the “Final Settlement Date”; the Final Settlement Date and the Early Settlement Date each being a “Settlement Date”), subject to the 2025 Tender Cap and proration. The Final Settlement Date is expected to occur on July 16, 2018, the first business day following the Expiration Date, assuming that the conditions to the Tender Offers and the Consent Solicitation are satisfied or waived. Notes accepted on the Final Settlement Date, if any, will be accepted subject to the 2025 Tender Cap and proration.
Neither Tender Offer is conditioned upon the tender of a minimum amount of Notes, the consummation of the other Tender Offer in respect of the other series of Notes or obtaining any Requisite Consent (as defined below). However, the Tender Offers are subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase and Consent Solicitation, including the Company having sufficient funds to effect the repurchase, sources of which may include cash on hand, borrowings under its existing credit facility or other sources of debt financing.
The Company intends to execute a supplement to the Indenture (the “Supplemental Indenture”) with the trustee with respect to the Proposed Amendments to the Indenture if the requisite consents to effect such Proposed Amendments (the “Requisite Consents”) are received, as described in the Offer to Purchase and Consent Solicitation. Assuming that the Requisite Consents are received, it is expected that a Supplemental Indenture will be entered into promptly following the later of the receipt of such Requisite Consents and the Withdrawal Deadline. The Supplemental Indenture will apply only to the 2023 Notes.

The Supplemental Indenture will become effective upon execution, but will provide that the Proposed Amendments will not become operative unless the Company accepts the 2023 Notes satisfying the Requisite Consents required for purchase in the applicable Tender Offer. If a Tender Offer or the related Consent Solicitation is terminated or withdrawn, the Indenture will remain in effect in its present form unless the Requisite Consents with respect to the Proposed Amendments to the Indenture are otherwise obtained. The Proposed Amendments constitute a single proposal with respect to the 2023 Notes, and a consenting holder of 2023 Notes must deliver a Consent to the Proposed Amendments as an entirety and may not consent selectively with respect to certain of the Proposed Amendments.

Tendered Notes may be validly withdrawn from the Tender Offers, and delivered Consents may be revoked, at or prior to 5:00 p.m., New York time, on June 28, 2018, unless extended by the Company (such date and time, as it may be extended, the “Withdrawal Deadline”). Holders who validly tender their Notes (and validly deliver any related Consents) after the Withdrawal Deadline, but prior to the Expiration Date, may not validly withdraw their tendered Notes (or validly revoke their Consents). The Company may amend, extend or, subject to certain conditions and applicable law, terminate each Tender Offer or the Consent Solicitation at any time in its sole discretion.
Full details of the terms and conditions of the Tender Offers and the Consent Solicitation are described in the Offer to Purchase and Consent Solicitation and the accompanying Letter of Transmittal and Consent, which are being sent by the Company to holders of the Notes. Holders of the Notes are encouraged to read these documents, as they contain important information regarding the Tender Offers and the Consent Solicitation.
The Company has retained BofA Merrill Lynch, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC to act as the dealer managers for the Tender Offers and the solicitation agents for the Consent Solicitation. Questions or requests for assistance regarding the terms of the Tender Offers and the Consent Solicitation should be directed to BofA Merrill Lynch at (888) 292-0070 (toll-free), Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or Wells Fargo Securities, LLC at (866) 309-6316 (toll-free). Requests for the Offer to Purchase and Consent Solicitation and other documents relating to the Tender Offers and the Consent Solicitation may be directed to Global Bondholder Services Corporation the depositary and information agent for the Tender Offers, at (212) 430-3774 (for banks and brokers only) or (866-470-3700 (toll-free) (for all others) or contact@gbsc-usa.com.
None of the Company or its board of directors or officers, the dealer managers, the solicitation agents, the tender agent and information agent or the trustee with respect to the Notes or any of the Company’s or their respective affiliates is making any recommendation as to whether holders should tender any Notes in response to the Tender Offers or deliver any Consent pursuant to the Consent Solicitation. Holders must make their own decision as to whether to tender their Notes and, if applicable, to deliver their Consents, and, if so, the principal amount of Notes as to which action is to be taken.

The Tender Offers and the Consent Solicitation are only being made pursuant to the Offer to Purchase and Consent Solicitation and the accompanying Letter of Transmittal and Consent. This press release is neither an offer to purchase nor a solicitation of an offer to sell any Notes in the Tender Offers. The Tender Offers and the Consent Solicitation are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offers and the Consent Solicitation are required to be made by a licensed broker or dealer, the Tender Offers and the Consent Solicitation will be deemed to be made on behalf of the Company by the dealer managers and solicitation agents, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Qorvo

Qorvo (Nasdaq: QRVO) makes a better world possible by providing innovative RF solutions at the center of connectivity. We combine product and technology leadership, systems-level expertise and global manufacturing scale to quickly solve our customers’ most complex technical challenges. Qorvo serves diverse high-growth segments of large global markets, including advanced wireless devices, wired and wireless networks and defense radar and communications. We also leverage our unique competitive strengths to advance 5G networks, cloud computing, the Internet of Things, and other emerging applications that expand the global framework interconnecting people, places and things. Visit http://www.qorvo.com to learn how Qorvo connects the world.

Qorvo is a registered trademark of Qorvo, Inc. in the U.S. and in other countries. All other trademarks are the property of their respective owners.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under U.S. federal securities laws. Our business is subject to numerous risks and uncertainties, including those relating to fluctuations in our operating results, our dependence on a few large customers for a substantial portion of our revenue, a loss of revenue if contracts with the U.S. government or defense and aerospace contractors are canceled or delayed, our ability to implement innovative technologies, our ability to bring new products to market and achieve design wins, the efficient and successful operation of our wafer fabrication and other facilities, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, variability in manufacturing yields, industry overcapacity, inaccurate product forecasts and corresponding inventory and manufacturing costs, dependence on third parties, our dependence on international sales and operations, our ability to attract and retain skilled personnel and develop leaders, the possibility that future acquisitions may dilute our stockholders' ownership and cause us to incur debt and assume contingent liabilities, fluctuations in the price of our common stock, our ability to protect our intellectual property, claims of intellectual property infringement and other lawsuits, security breaches and other similar disruptions compromising our information, and the impact of government and stringent environmental regulations. These and other risks and uncertainties, which are described in more detail in Qorvo's most recent Annual Report on Form 10-K and in other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.